Exhibit 10.3

Assignment and Assumption

This Assignment and Assumption with Lessor’s Consent (“Agreement”) dated the August 1, 2024 (“Effective Date”) is by and between FARNAM STREET FINANCIAL, INC. (“Lessor”), with an office located at 5850 Opus Parkway, Suite 240, Minnetonka, MN 55343, SAFE & GREEN HOLDINGS CORP. F/K/A SG BLOCKS, INC. (“Lessee”) with an office located at 990 Biscayne Boulevard, Miami, FLA 33132 and SG ENVIRONMENTAL SOLUTIONS CORP. (“New Lessee”) with an office located at 990 Biscayne Boulevard, Miami, FLA 33132. (Lessor, Lessee and New Lessee are collectively referred to herein as the “Parties”).

W I T N E S S E T H:

WHEREAS, Lessor and Lessee entered into Lease Agreement Number SG101321 dated October 13, 2021 (the “Lease Agreement”);

WHEREAS, on October 26, 2021, Lessor and Lessee executed the following lease documents: (i) a Monthly Lease Charge Adjustment Rider; and (ii) a Right of First Refusal;

WHEREAS, on October 26, 2021, Lessor and Lessee entered into Lease Schedule No. 001 to the Lease Agreement (“Schedule 001”) with a total committed Equipment cost of $2,000,000.00, a projected commencement date of February 1, 2022, a security deposit of $167,056.00, and an initial term following commencement of twenty-four (24) months; Lessee accepted and installed $1,556,163.00 of Equipment , less than the committed Equipment cost; as a result, Schedule 001 was not commenced. (The Lease Agreement, the Schedule 001, and all related documents are sometimes hereafter collectively referred to in this Agreement as the “Lease”);

WHEREAS, in December 2022, SG Blocks, Inc. changed its name to Safe & Green Holdings Corp;

WHEREAS, New Lessee is a wholly owned subsidiary of Lessee, and is in possession of, and using the Equipment installed under the Lease;

WHEREAS, in 2024 Lessor began breach of contract proceedings against Lessee in United States District Court for the District of Minnesota. The parties agreed on settlement terms pursuant to a settlement agreement (the “Settlement Agreement”) for the purpose of, among other things, foregoing further costs in the litigation proceedings; and

WHEREAS, under the terms of the Settlement Agreement, Lessor and Lessee agree that (i) Lessee will assign the Lease to New Lessee and New Lessee agrees to assume the Lease pursuant to this Agreement, and (ii) immediately upon assignment of the Lease pursuant to this Agreement, New Lessee and Lessor will execute a new Lease Schedule No. 001R in the form attached to the Settlement Agreement (“Schedule 001R”), thereby replacing Schedule 001.

NOW, THEREFORE, in consideration of the foregoing recitals and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

Assignment & Assumption. As of the Effective Date, Lessee hereby assigns, conveys, and transfers all rights and interests in the Lease to the New Lessee. The New Lessee hereby desires to and does accept Lessee’s assignment and assumes the Lease and all the associated debts, liabilities, obligations, and duties. New Lessee now and forever agrees to be unconditionally bound by all the terms, conditions, covenants, duties, and obligations contained in the Lease. Further, the New Lessee now and forever unconditionally agrees that the terms, conditions, covenants, duties, and obligations contained in the Lease are valid and legally enforceable against the New Lessee. Lessor does not waive any rights which it may have been entitled to exercise prior to this Agreement. Further, Lessee agrees that Lessor shall retain as income all monies received from Lessee under the Lease including all security deposits.

Waiver & Estoppel. New Lessee agrees and acknowledges that the Lease is a true lease under Article 2A of the Uniform Commercial Code, adopted in Minnesota by Minn. Stat. Sec. 336.2A, et. seq., and that the Lessor is now and continues to be the owner of the equipment subject to the Lease (the “Equipment”). New Lessee agrees to waive the right to assert, and acknowledges that it is hereby estopped from asserting, that the Lease that is the subject of this Agreement is a secured financing. New Lessee agrees to be bound by all Certificates of Acceptance as if it had executed the Certificates of Acceptance and further acknowledges that it is accepting the Equipment on an “as-is” “where-is” basis, thereby waiving any and all claims that the condition of the Equipment renders New Lessee’s obligations under this Agreement unenforceable.

Release. The Lessee and New Lessee hereby release, acquit, and forever discharge Lessor and each and every past and present subsidiary, affiliate, stockholder, officer, director, agent, servant, employee, representative, and attorney of the Lessor from any and all claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including attorneys’ fees) of any kind, character, or nature whatsoever, known or unknown, fixed or contingent, which either of them may have or claim to have now or which may hereafter arise out of or be connected with any act of commission or omission of Lessor existing or occurring prior to the date of this Agreement or any instrument executed prior to the date of this Agreement including, without limitation, any claims, liabilities or obligations arising with respect to the Lease. The provisions of this Section shall survive payment and performance of all obligations and shall be binding upon the Lessee and New Lessee and shall inure to the benefit of Lessor and its successors and assigns.

Incorporation by Reference. Lessor, Lessee and New Lessee agree that the terms and conditions of the Lease are incorporated herein by reference.

Lessor’s Consent. Based on the terms and conditions contained in this Agreement, the Lessor hereby consents to the above assignment from Lessee to New Lessee as of the Effective Date, provided that: (i) that Lessee is not in default under the Lease; (ii) that all sums due, including taxes and rental payments, have been paid; (iii) that such consent is not interpreted as consent to any further assignments; (iv) that such consent shall not be construed as a waiver or release of any right, debt, liability, or obligation which may accrue or has accrued under the Lease; and

(v)  that both the Lessee and New Lessee have executed this document. Lessor’s consent shall not be valid until an executed original has been received by the Lessor.

Lease Agreement Unmodified. This Assignment and Assumption does not alter the terms and conditions of the Lease except as expressly provided herein.

Execution; Counterparts. Lessor, Lessee and New Lessee have executed and delivered this Agreement or caused this Agreement to be executed and delivered by its duly authorized officer. This Agreement may be executed in any number of counterparts, each of which will be considered an original, and all such counterparts shall constitute one and the same instrument. This Agreement may be executed and delivered via facsimile or transmitted electronically in either “Tagged Image Format Files” (“TIFF”) or “Portable Document Format” (“PDF”). Upon such delivery, each Party’s facsimile, TIFF or PDF signature (as applicable) will have the same force and effect as an original signature.

LESSOR:	AGREED TO AND ACCEPTED BY:

FARNAM STREET FINANCIAL, INC.

Authorized
	Signature:	/s/ Steve Morgan
	Print Name:	Steve Morgan
	Title:	President

LESSEE:	AGREED TO AND ACCEPTED BY:

SAFE & GREEN HOLDINGS CORP. F/K/A SG BLOCKS, INC.

Authorized
	Signature:	/s/ Paul M Galvin
	Print Name:	Paul M Galvin
	Title:	CEO

NEW LESSEE:	AGREED TO AND ACCEPTED BY:

SG ENVIRONMENTAL SOLUTIONS CORP.

Authorized
	Signature:	/s/ Paul M Galvin
	Print Name:	Paul M Galvin
	Title:	CEO

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